Exhibit 99

National Penn Acquires HomeTowne Heritage Bank

         National Penn Bancshares, Inc. (Nasdaq: NPBC) ("National Penn"), parent company of National Penn Bank, announced today the closing of the transaction to acquire HomeTowne Heritage Bank. HomeTowne Heritage is a $165 million bank headquartered in Intercourse, Pennsylvania, operating three community offices in Lancaster County.

         HomeTowne Heritage Bank will retain its name and operate as a division of National Penn Bank and immediately expand to include National Penn Bank's community office located in New Holland, Pennsylvania. Additional community offices within Lancaster County are planned. Wayne R. Weidner, chairman and CEO of National Penn, said, "The performance of HomeTowne Heritage Bank over its first four years is very impressive. The addition of this bank is highly complementary to National Penn's existing franchise."

         "Hometowne Heritage Bank's presence in Lancaster County and deep-seated commitment to awareness of customers' needs is a natural fit with National Penn Bank's philosophy. This addition will provide us an excellent opportunity to increase market-share in Lancaster County," stated Glenn E. Moyer, president and CEO of National Penn Bank.

         HomeTowne Heritage Bank's present directors will be appointed to a new HomeTowne Heritage Bank divisional board of directors. The current chairman of the HomeTowne Heritage Bank board, Leslie K. Witmer, will become a director of National Penn Bank. In addition, Mr. Witmer will serve as chairman of the HomeTowne Heritage Bank divisional board of directors. HomeTowne Heritage Bank's president and CEO, William K. Poole, will become president and CEO of the HomeTowne Heritage Bank Division.

         HomeTowne Heritage Bank shareholders will receive $13.697 in cash for each share of HomeTowne Heritage Bank common stock. Options for HomeTowne Heritage Bank common stock will be exchanged for options for National Penn common stock. HomeTowne Heritage Bank shareholders will soon receive a letter from National Penn explaining what steps must be taken, including all necessary documentation, to receive the cash payment for their shares.

         "We are very enthusiastic about this partnership with National Penn Bank. National Penn has a longstanding reputation for honesty, integrity and performance. We share those values and National Penn's vision," said HomeTowne Heritage Bank president and CEO, William K. Poole. "The support of National Penn





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will make it possible for us to readily expand our efforts to serve the business and agricultural community of Lancaster County. We have earned an excellent reputation for our willingness to serve the local community with simple, yet competitive products. Our affiliation with National Penn, particularly the resources that National Penn brings to the table, will strengthen our ability to fully meet the credit needs of both current and prospective customers through additional product offerings, services, and delivery channels," Mr. Poole continued.

         Boenning & Scattergood, Inc. served as financial advisor to National Penn, and Griffin Financial Group LLC served as financial advisor to HomeTowne Heritage Bank. Ellsworth, Carlton, Mixell & Waldman, P.C. provided legal counsel for National Penn, and Stevens & Lee, P.C. provided legal counsel for HomeTowne Heritage Bank.

         Following the merger, National Penn will have $3.4 billion in assets and will operate 66 community offices in southeastern Pennsylvania through National Penn Bank and the FirstService and HomeTowne Heritage Bank Divisions. Trust and investment management services are provided through Investors Trust Company and FirstService Capital; brokerage services are provided through Penn Securities, Inc.; mortgage banking activities are provided through Penn 1st Financial Services, Inc.; insurance services are provided through FirstService Insurance Agency; and equipment leasing services are provided through National Penn Leasing Company. National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol "NPBC." Additional information about the National Penn family is available on National Penn's Web site at www.nationalpennbancshares.com.

         This press release contains forward-looking statements concerning future events. Actual results could differ materially due to the following risks and uncertainties -- deteriorating economic conditions; increased competition; interest rate movements; market volatility in the securities markets; legislative or regulatory developments; merger-related synergies, savings and integration issues; technological changes; and other risks and uncertainties discussed in National Penn's reports filed from time to time with the Securities and Exchange Commission. National Penn cautions readers not to place undue reliance on these statements. National Penn undertakes no obligation to publicly release or update any of these statements.




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